Exhibit 10.3

FORM OF SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (this “Settlement Agreement”), dated as of the _____ day of _____, 2025, is made by and between, [Creditor] (the “Creditor”) and Transportation & Logistics Systems, Inc., a Nevada corporation (“TLSS” or the “Company”). The Company and the Creditor may also be referred to each, as a “Party” and collectively, as the “Parties”.

WHEREAS, the Creditor was previously a holder of shares of the Company’s Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) and/or Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock” and together with the Series E Preferred Stock, the “Preferred Stock”), which the Creditor converted into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), other than accrued and unpaid dividends through the date of such conversion;

WHEREAS, as of the date of this Settlement Agreement, the Creditor confirms that the total amount of accrued and unpaid dividends on such shares of Preferred Stock through the conversion date due to the Creditor is $6,688.21 (the “Accrued Dividends”); and

WHEREAS, in order to avoid further expense, delay and uncertainty the Creditor and the Company desire to settle and compromise all claims that have been asserted or could have asserted against one another in connection with the conversion of the Preferred Stock, without the admission or acknowledgment of fact, liability or wrongdoing, and each wishes to release the others from liability between and among them as of the date of this Settlement Agreement, subject only to the terms hereto;

NOW THEREFORE, in consideration of the promises, mutual covenants and obligations of this Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Settlement of the Creditor’s Claims.

Subject to the satisfaction (or waiver) of the conditions set forth in Section 4(a) and 4(b) below, the Company and the Creditor hereby agree that, effective as of the Closing Date (as defined below), in full and complete satisfaction of all claims that the Creditor made or could have made against the Company arising in connection with the conversion of the Preferred Stock, including the Accrued Dividends:

A. The Company shall issue and deliver to the Creditor, [●] shares of the Company’s Series J Senior Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”), as set forth on the Creditor’s signature page hereto, such shares of Series J Preferred Stock having the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions as set forth in the Certificate of Designation of Preferences, Rights and Limitation of Series J Preferred Stock of the Company filed with the Secretary of State of the State of Nevada and attached hereto as Exhibit A (the “Certificate of Designations”);

B. the Creditor shall execute and deliver to the Company a Release substantially in the form attached hereto as Exhibit B; and

C. the Company shall execute and deliver to the Creditor a Release substantially in the form attached hereto as Exhibit C.

2. Closing.

The date and time of the closing (the “Closing”) of the transactions specified in Section 1 above (the “Closing Date”) shall be effective as of 10:00 a.m., New York City time, on June 1, 2025 (or such other date and time as is mutually agreed to by the Company and the Creditor excluding any Saturday, any Sunday or any day which is a federal legal holiday in the United States (each day, a “Business Day” and multiple, “Business Days”)), subject to the notification and satisfaction (or waiver) of the conditions to Closing set forth in Sections 4(a) and 4(b) below. The Closing shall be undertaken remotely by electronic exchange of documentation.

3. No Liability.

The Parties agree that this Settlement Agreement constitutes the compromise of disputed claims with respect to the conversion of the Preferred Stock and that this Settlement Agreement is not and should not be considered or construed as an admission of any fact, liability or wrongdoing on the part of any Party.

4. Closing Conditions.

(a)	Conditions to Company’s obligations hereunder. The obligations of the Company to the Creditor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Creditor with prior written notice thereof:

(i)	The Creditor shall have duly executed this Settlement Agreement and delivered the same to the Company;

(ii)	The representations and warranties of the Creditor, including those in Section 11 hereto, shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Creditor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Settlement Agreement to be performed, satisfied or complied with by the Creditor at or prior to the Closing Date; and

(iii)	At least fifty percent (50%) of the shares of each of (a) the Series E Preferred Stock and (b) the Series G Preferred Stock shall have been exchanged for Series J Preferred Stock.

(b)	Conditions to Creditor’s obligations hereunder. The obligations of the Creditor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Creditor’s sole benefit and may be waived by the Creditor in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)	The Company shall have duly executed this Settlement Agreement and delivered the same to the Creditor;

(ii)	The Company shall have used commercially reasonable efforts to obtain the listing of all of the shares of Common Stock issuable upon conversion of the shares of Series J Preferred Stock on each market or exchange on which the Common Stock is then listed for trading or quoted (the “Trading Market”); and

(iii)	The representations and warranties of the Company under this Settlement Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Settlement Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date; and

(iv)	At least fifty percent (50%) of the shares of each of (a) the Series E Preferred Stock and (b) the Series G Preferred Stock shall have been exchanged for Series J Preferred Stock.

5. Successors and Assigns.

This Settlement Agreement shall be binding upon, and inure to the benefit of, the Party’s successors and assigns, including any entity in which any Party merges, consolidates or reorganizes.

6. Governing Law.

The interpretation and enforcement of this Settlement Agreement shall be governed by the laws of the State of New York without regard to its conflict of law rules.

7. Forum Selection.

The Parties consent to the exclusive jurisdiction of the State and Federal Courts located in the State and City of New York, for any dispute arising out of this Settlement Agreement.

8. Suits for Enforcement and Remedies.

a. In any action to enforce the terms of this Settlement Agreement, no right or remedy herein is intended to be exclusive of any other right or remedy.

b. In any such action, the prevailing party shall be entitled to seek from the court its court costs and expenses and reasonable attorneys’ fees from the opposing party.

c. No forbearance, indulgence, delay or failure to exercise any right or remedy herein shall operate as a waiver, nor as acquiescence in any default, nor shall any single or partial exercise of such right or remedy or the exercise of any other right or remedy operate as a waiver.

9. Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Settlement Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail; or (iii) one day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as follows, unless the Parties hereto are notified in writing of a different address:

If to the Creditor, in accordance with the contact information set forth on the Creditor’s signature page hereto.

If to the Company:	Sebastian Giordano, CEO Transportation and Logistics Systems, Inc.
5500 Military Trail, Ste 22-357
Email: sebastian.giordano@tlss-inc.com

With a copy to:	David E. Danovitch, Esq.
Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
Email: ddanovitch@sullivanlaw.com

10. Entire Agreement and Amendment.

This Settlement Agreement together with the schedules and exhibits annexed hereto constitutes the entire agreement between the Parties concerning the subject matter hereof. All negotiations between and among the Parties with respect to the Accrued Dividends are merged into this Settlement Agreement and there are no representations, warranties, covenants, understandings, agreements, oral or otherwise, in relation thereto between the Parties other than those incorporated herein and to be delivered hereunder. No provision of this Settlement Agreement may be amended other than by an instrument in writing signed by the Company and the Creditor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company hereby acknowledges and agrees that (i) all of the Company’s securities issued to the Creditor continue to remain in full force and effect, (ii) the execution, delivery and effectiveness of this Settlement Agreement shall not operate as an amendment of any right, power or remedy of the Creditor, and (iii) all such other securities are hereby ratified and confirmed in all respects.

11. Representations, Warranties and Covenants

(a) Creditor Representations, Warranties and Covenants. The Creditor hereby represents and warrants to the Company that:

(i) Authorization; Enforcement; Validity. The Creditor has the requisite power and authority to execute and deliver this Settlement Agreement and perform its obligations hereunder; and this Settlement Agreement and the transactions contemplated hereby have been duly authorized by the Creditor and the Creditor’s general partner, advisor or Board of Directors, as the case may be. This Settlement Agreement has been duly and validly authorized, executed and delivered on behalf of the Creditor and constitutes the legal, valid and binding obligations of the Creditor enforceable against the Creditor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii) No Conflicts. The execution, delivery and performance by the Creditor of this Settlement Agreement and the consummation by the Creditor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Creditor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Creditor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Creditor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Creditor to perform its obligations hereunder.

(iii) Settlement and Release. The Creditor: (a) has read the terms of this Settlement Agreement and the Releases; (b) has been represented by counsel in connection with the review and execution of this Settlement Agreement; (c) fully understands the terms of this Settlement Agreement; (d) has been given sufficient time to consider whether to sign this Settlement Agreement; and (e) represents and warrants that no promises, statements or inducements have been made by the Company other than those expressly stated herein. The Creditor affirmatively represents that this Settlement Agreement is fair and executed freely.

(iv) Claims. The Creditor has not heretofore assigned, transferred, pledged or hypothecated, or agreed or purported to assign, transfer, pledge or hypothecate, to any entity or individual, any of the claims that were made or that could have been made based on the subject matter of this settlement.

(v) Compliance with Federal and State Securities Laws. For the purpose of compliance with federal and state securities laws, the Creditor hereby makes the representations and warranties to the Company which are set forth on Exhibit E of this Agreement.

(vi) Certificate of Designation for Series J Preferred Stock. The Creditor has been provided with the Certificate of Designation and Summary of Terms of the Series J Preferred Stock (the “Term Sheet”) attached hereto as Exhibit D in relation to the Series J Preferred Stock.

(b) Company Representations, Warranties and Covenants. The Company hereby represents, warrants, agrees and covenants, as applicable, to and with the Creditor that:

(i) Organization and Qualification. Each of the Company and each of its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Settlement Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform any of its obligations hereunder.

(ii) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Settlement Agreement and to issue the Series J Preferred Stock in accordance with the terms hereof. The execution and delivery of this Settlement Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Series J Preferred Stock, have been duly authorized by the Company’s board of directors (the “Board of Directors”) and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Settlement Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iii) Issuance of Securities. The issuance of the shares of Series J Preferred Stock has been duly authorized and, upon issuance in accordance with the terms hereof, the shares of Series J Preferred Stock will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and upon exercise in accordance with the Series J Preferred Stock, the shares of Common Stock issuable upon conversion of the Series J Preferred Stock have been duly authorized and, upon issuance in accordance with the terms of the Series J Preferred Stock, will be fully paid and nonassessable with the Creditor thereof being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Series J Preferred Stock in conformity with this Settlement Agreement constitute transactions exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).

(iv) No Conflicts. The execution, delivery and performance of this Settlement Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Series J Preferred Stock) will not (i) result in a violation of the Company’s Articles of Incorporation or Bylaws or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or the articles of association or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of any Trading Market and including all applicable foreign, federal laws, rules and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

(v) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Settlement Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date.

(vi) Listing. The Company shall use commercially reasonable efforts to secure the listing or quotation of all of (i) the shares of Common Stock issuable upon conversion of the Series J Preferred Stock and (ii) any capital stock of the Company issued or issuable with respect to the shares of Common Stock issuable upon conversion of the Series J Preferred Stock, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Listed Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall use commercially reasonable efforts to maintain such listing or quotation of all Listed Securities. The Company may be unable to meet the requirements to remain listed or quoted on any Trading Market as the Company is insolvent and therefore currently unable to meet its existing financial obligations. As a result, the Company may not be able to pay all fees and expenses required to satisfy the listing requirements of a Trading Market.

(ix) No Integration Actions. None of the Company, any of its affiliates or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the issuance of the Series J Preferred Stock or the shares of Common Stock issuable upon conversion of the Series J Preferred Stock in a manner that would require the registration under the 1933 Act of the issuance to the Creditor or require shareholder approval under the rules and regulations of the Trading Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Trading Market with the issuance of Series J Preferred Stock contemplated hereby.

(x) Reservation of Shares. From the date hereof until the Closing, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock issuable under this Settlement Agreement.

(xi) Settlement and Release The Company: (a) has read the terms of this Settlement Agreement and the Releases; (b) has been represented by counsel in connection with the review and execution of this Settlement Agreement; (c) fully understands the terms of this Settlement Agreement; (d) has been given sufficient time to consider whether to sign this Settlement Agreement; and (e) represents and warrants that no promises, statements or inducements have been made by the Creditor other than those expressly stated herein. The Company affirmatively represent that this Settlement Agreement is fair and executed freely.

(xii) Claims. The Company has not heretofore assigned, transferred, pledged or hypothecated, or agreed or purported to assign, transfer, pledge or hypothecate, to any entity or individual, any of the claims that were made or that could have been made based on the subject matter of this settlement.

12. Reporting Status.

The Company is currently up to date with its periodic reports required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”); however the Company has previously been untimely in its reporting obligations. Further, the Company may be unable to comply with its ongoing reporting requirements under the 1934 Act without additional funding as the Company has ceased all of its logistics and transportation operations and is currently unable to meet its existing financial obligations.

13. Severability.

The invalidity or unenforceability of any provision or covenant of this Settlement Agreement shall not affect the validity or enforceability of any other provision or covenant hereof, and any such invalid provision or covenant shall be deemed to be severable.

14. No Construction Against Drafter.

This Settlement Agreement shall be construed without regard to the Party or Parties responsible for the preparation of same and shall be deemed as prepared jointly by the Parties. Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any Party.

15. Further Assurances.

The Parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry the purposes of this Settlement Agreement.

16. Taxes

Each of the Parties shall be responsible for payment of its own taxes in connection with consideration paid or received in connection with this Settlement Agreement.

17. Headings.

The section headings contained in this Settlement Agreement are for the convenience of reference only and shall not affect the construction of any provision of this Settlement Agreement.

18. Counterparts.

This Settlement Agreement may be executed in two or more counterparts, via facsimile and/or PDF copies, each of which shall be deemed to be an original, and all the counterparts taken together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Settlement Agreement as of the date first above written.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:
Title

[CREDITOR]

By:
Name:
Title

Address:
Email:
Number of shares of Series J Preferred Stock:

EXHIBIT A

AS FILED CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES J SENIOR CONVERTIBLE PREFERRED STOCK

(See Attached)

EXHIBIT B

(CREDITOR’S RELEASE TO TRANSPORTATION AND LOGISTICS SYSTEMS, INC.)

GENERAL RELEASE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT:

[Creditor], on behalf of itself and its past, present and future heirs, executors, administrators, successors and assigns, shareholders, partners, employees, agents, members, controlling persons, representatives, affiliates, subsidiaries or other entities controlled by them (hereinafter, collectively referred to as “RELEASORS”), in consideration of the securities provided for in the annexed Settlement Agreement and Mutual Release dated as of _______, 2025, executed by the RELEASEE and the RELEASOR (the “Settlement Agreement”), and other good and valuable consideration received from Transportation and Logistics Systems, Inc. (hereinafter, referred to as “RELEASEE”), receipt whereof is hereby acknowledged, release and discharge the RELEASEE, and the RELEASEE’S past, present and future heirs, executors, administrators, successors, assigns, shareholders, partners, employees, agents, members, controlling persons, representatives, affiliates, subsidiaries or other entities controlled by them, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands solely with respect to the conversion of the Preferred Stock, including the Accrued Dividends (each as defined in the Settlement Agreement), in law, admiralty, or equity, which against the RELEASEE the RELEASOR ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing with respect to the conversion of the Preferred Stock and the Accrued Dividends from the beginning of the world to, and including, the date of this RELEASE, except for the obligations set forth in the Settlement Agreement.

The words “RELEASOR” and “RELEASEE” include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally but only by a writing signed by all the parties.

IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed on the _____ day of ______, 2025.

[Creditor]

By:
Name:
Title:

Witness

Name:

EXHIBIT C

(TRANSPORTATION AND LOGISTICS SYSTEMS, INC.’S RELEASE TO CREDITORS)

GENERAL RELEASE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT:

Transportation and Logistics Systems, Inc., on behalf of itself and its past, present and future heirs, executors, administrators, successors and assigns, shareholders, partners, employees, agents, members, controlling persons, representatives, affiliates, subsidiaries or other entities controlled by them (hereinafter, collectively referred to as “RELEASORS”), for good and valuable consideration received from [Creditor] (hereinafter, referred to as “RELEASEE”), receipt whereof is hereby acknowledged, release and discharge the RELEASEE, RELEASES’ past, present and future heirs, executors, administrators, successors, assigns, shareholders, partners, employees, agents, members, controlling persons, representatives, affiliates, subsidiaries or other entities controlled by them, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands solely with respect to the conversion of the Preferred Stock, including the Accrued Dividends (each as defined in the Settlement Agreement (as defined below)), in law, admiralty, or equity, which against the RELEASEE the RELEASORS ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing with respect to the conversion of the Preferred Stock and the Accrued Dividends from the beginning of the world to, and including, the date of this RELEASE, except for the obligations set forth in the Settlement Agreement and Mutual Release dated as of _______, 2025, executed by the RELEASEE and the RELEASOR (the “Settlement Agreement”).

The words “RELEASORS” and “RELEASEES” include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally but only by a writing signed by all the parties.

IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed on the ____ day of _____, 2025.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:	Sebastian Giordano
Title:	Chief Executive Officer

Witness

Name

EXHIBIT D

SUMMARY OF TERMS FOR SERIES J SENIOR CONVERTIBLE PREFERRED STOCK

The purpose of this Summary of Terms (this “Term Sheet”) is to summarize the terms and rights of the Series J Senior Convertible Preferred Stock (the “Preferred Stock”) of Transportation and Logistics Systems, Inc. This Term Sheet is intended only to provide the basic terms of the Preferred Stock, and shall not be deemed, to be the definitive terms of the Preferred Stock. This Term Sheet is neither a commitment to sell securities nor the solicitation of an offer to purchase securities, which may only be accomplished by the execution and delivery of mutually satisfactory definitive agreements. For more details, please see the as-filed Certificate of Designation of Preferences, Rights and Limitations of Series J Senior Convertible Preferred Stock filed as Exhibit 3.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025.

Issuer:	Transportation and Logistics Systems, Inc. (the “Company”).

Authorized:	1 million of shares of Series J Senior Convertible Preferred Stock (the “Preferred Stock”), convertible into shares of the Company’s common stock (the “Common Stock”).

Stated Value:	$100 per share of Preferred Stock.

Redemption:	Upon the occurrence of any trigger event, each holder shall have the right to cause the Company to redeem all or part of their Preferred Stock at a price per share equal to 110% of the stated value. Trigger events include, but are not limited to, (i) the failure to maintain listing on an eligible trading market for five consecutive trading days, (ii) failure to reserve sufficient number of Common Stock in case of full conversion of the Preferred Stock, and (iii) insolvency or bankruptcy.

Conversion:	At any time from and after the original issue date, subject to (i) the Common Stock beneficial ownership limitation of 4.99%, and (ii) limitation on converting more than 10% of the trading volume of the Common Stock on any given day except for if the conversion price is greater than $0.40 per share of Common Stock.

Conversion Price:	The Preferred Stock can be converted to Common Stock at any time for the conversion price of $0.001 per share, subject to adjustment including anti-dilution for subsequent equity issuances.

Liquidation Preference:	The Preferred Stock shall have a liquidation preference equal to and shall be entitled to receive out of the assets of the Company an amount in cash equal to 120% of the aggregate stated value of all shares of Series J Preferred Stock held by each holder, respectively, in addition to all accrued and unpaid dividends, prior and in preference to the Common Stock or any other series of preferred stock.

Dividends:	The Preferred Stock dividend is cumulative and accruing at the rate of ten percent (10%) per annum, payable at the option of the Company in shares of Common Stock or in cash, and shall be computed on the basis of a 360-day year and twelve 30-day months. Dividend payments are paid every six months beginning June 30, 2025.

Voting:	The Preferred Stock shall have voting rights on an as converted basis. Further, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of holders of a majority of the then-outstanding shares of Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation for the Preferred Stock, (ii) amend the Company’s Articles of Incorporation or other charter documents of the Company in a manner adverse to the holders of Preferred Stock, (iii) increase the number of authorized Series J Preferred Stock, or (iv) enter into any agreement with respect to (i) – (iii).

EXHIBIT E

COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS

Additional Representations and Warranties of the Creditor. The Creditor hereby makes the following additional representations and warranties to the Company as of the date hereof and the date of any issuance of Series J Preferred Stock or any additional issuance of shares of Common Stock upon conversion thereof (“Securities”):

1.	Creditor is acquiring the Securities for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof, except pursuant to an exemption from registration under the 1933 Act or a registration statement under the 1933 Act.

2.	Creditor has knowledge and experience in financial and business matters and has consulted with its own professional representatives as it has considered appropriate to assist in evaluating the merits and risks of this investment. Creditor has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company, and, in connection with the evaluation of this investment, has, to the best of its knowledge, received all information and data with respect to the Company that Creditor has requested and which is necessary to enable Creditor to make an informed decision regarding the purchase of the Securities. Creditor is acquiring the Securities based solely upon its independent examination and judgment as to the prospects of the Company. Creditor is not relying on any representation in connection with the subscription contemplated hereby, except for those representations set forth herein.

3.	Creditor represents and warrants that it has reviewed and the Company’s filings with the Commission. Creditor has not in connection with making its investment decision with respect to the Securities, relied on any representation or warranty about the Company, except as set forth herein.

4.	The Securities were not offered to Creditor by means of publicly disseminated advertisements or sales literature.

5.	In consideration of the acceptance of any Series J Preferred Stock pursuant to this Settlement Agreement, Creditor agrees that the Securities will not be offered for sale, sold or transferred by Creditor other than pursuant to (i) an exemption available under the 1933 Act; or (ii) a transaction that is otherwise in compliance with the 1933 Act; or (iii) an effective registration under the federal securities law or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

6.	Creditor understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

7.	Creditor understands that the Series J Preferred Stock do not confer any rights of Common Stock ownership in excess of what is set forth in the Certificate of Designations and merely represent the right to acquire shares of Common Stock at a certain price. Creditor understands that there is no assurance that the market price of the Common Stock will ever equal or exceed the conversion price of the Series J Preferred Stock and, consequently, that the Creditor realize any profit from the conversion of the Series J Preferred Stock.

SCHEDULE I TO EXHIBIT 10.3 FORM OF SETTLEMENT AGREEMENT AND MUTUAL RELEASE

Creditor	Amount of Accrued Dividends	Number of Shares of Series J Preferred to be Issued
GW Holdings Group LLC	$5,720.50	57
Proactive Capital Partners, LP	$3,945.37	39